UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 12, 2018

U-Mind Space, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Wyoming	333-185146	45-4924646
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(Irs Employee Identification No.)

106 E. Lincolnway Blvd. Ste 307
Cheyenne, WY 82001
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(408) 402-1573
(ISSUER TELEPHONE NUMBER)

99 South Almaden Blvd. Suite 600
San Jose, CA 95113
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 12, 2018, the Board of Directors of U-Mind Space, Inc., a Wyoming corporation (the "Company"), function as the Company's Audit Committee, determined that certain of the Company's previously filed financial statements can no longer be relied upon.  While preparing the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, the Company's management became aware of an issue affecting the Company's previously filed financial statements, described in more detail below.  Accordingly, the Company's management, in conjunction with the Board of Directors, has determined that the Company's financial statements in the following report should no longer be relied upon:

-	Annual Report on Form 10-K for the year ended December 31, 2016.

Background

Change in Management

As noted in previously filed reports of the Company, a change of control of the Company occurred on August 31, 2017, when the previous majority controlling stockholder sold 93,522,000 shares of the Company's common stock to Sehee Lee.  In connection with the change of control transaction, Mr. Lee was appointed as Chairman of the Board of Directors, and Jae Yoon Chung was appointed as President, Chief Executive Officer, and Chief Financial Officer.

In connection with the change of control and change of management of the Company, Mr. Lee and Mr. Chung received few records of the Company's prior operations, and efforts to become compliant in the Company's reporting obligations have been hampered by the lack of documentation to use to prepare the required financial statements.

Changes in Auditors

Shortly thereafter, on September 6, 2017, Debra L. Lindaman of DLL CPAs, LLC ("DLL") notified the Company that she was winding down her PCAOB firm for SEC audits. As a result, she resigned as the Company's independent registered public accounting firm of the Company.   Following DLL's resignation, the Company engaged Michael Gillespie & Associates, PLLC ("Gillespie") as the Company's new independent principal accountant to audit the Company's financial statements and to perform reviews of interim financial statements.

On July 16, 2018, the Company Gillespie as the Company's independent registered public accounting firm, and on July 18, 2018, the Company's Board of Directors approved the engagement of Malone Bailey LLP, of Houston, Texas ("Malone Bailey"), as the Company's independent registered public accounting firm.

DLL had audited the Company's financial statements for the years ending December 31, 2014, 2015, and 2016.  The Company has repeatedly attempted to contact DLL and Ms. Lindaman, and has been unsuccessful in its attempts to contact DLL or Ms. Lindaman.

Preparation of 2016 and 2017 Financial Statements

In connection with the preparation of the financial statements for the years ended December 31, 2016 and 2017, and the interim periods, the Company determined that in the prior periods covered by the report listed above, the Company had issued stock for services and for debt, and had accounted for the issuances using the par value of the stock, rather than the fair value method.

Accordingly, the Company's Board of Directors has determined that the financial statements in the report listed above should no longer be relied upon.

Also, the Company notes that the certifications filed with the listed report were signed by prior management, and not by Mr. Chung, who became an officer following the change of control.

In lieu of amending the Company's annual report on Form 10-K for the period ended December 31, 2016, management plans to include the restated 2016 financial information in its annual report on Form 10-K for the year ended December 31, 2017, which is expected to be filed in the near future.

 The Board of Directors has discussed the issues described above with the Company's current independent registered public accounting firm, MaloneBailey, LLP, as well as the effectiveness of the Company's disclosure controls and procedures and internal controls over financial reporting, and the determination that the above-referenced financial statements should no longer be relied upon.  The Company notes that the accounting issues arose prior to the change of control, and that current management did not sign any certifications relating to the report listed above. The Company further notes that the Company had previously concluded that its disclosure controls and procedures were not effective, as noted in the report listed above.

The Company has provided to MaloneBailey, LLP a copy of this Current Report on Form 8-K and the disclosures made in response to Item 4.02 above, for their review and comment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Mind Space, Inc.

Date: October 18, 2018
By: /s/ Jae Yoon Chung
Name: Jae Yoon Chung
Title: President, Chief Executive Officer